UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 1, 2023

Spark Networks SE
(Exact name of registrant as specified in its charter)

Germany	001-38252	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Kohlfurter Straße 41/43
Berlin Germany 10999
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (+49) 30 868000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
American Depository Shares each representing one-tenth of an ordinary share	LOV	The Nasdaq Stock Market, LLC
Ordinary shares, €1.00 nominal value per share*
* Not for trading purposes, but only in connection with the registration of American Depository Shares pursuant to the requirements of the Securities and Exchange Commission.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on March 11, 2022, Spark Networks SE (the “Company”) entered into a Financing Agreement (the “Financing Agreement”) with Zoosk, Inc. (“Zoosk”) and Spark Networks, Inc., the subsidiary guarantors party thereto, the lenders party thereto, and MGG Investment Group LP (“MGG”), as administrative agent and collateral agent, providing for senior secured term loans in the aggregate principal amount of $100 million. On August 5, 2022, the Company entered into Amendment No.1 to Financing Agreement, which revised certain financial covenants related to the testing of the Company’s quarterly leverage ratio and the Company’s minimum market spend. On March 29, 2023, the Company entered into Amendment No. 2 to Financing Agreement and Forbearance Agreement (the “Forbearance Agreement”) which granted forbearance until May 15, 2023 with respect to the Company’s receipt of a going concern opinion on the condition that the Company retain a financial advisor, and amended the definition of Adjusted EBITDA in the Financing Agreement.

On May 15, 2023, the Company entered into Amendment No. 1 to Forbearance Agreement which extended the forbearance termination date to May 25, 2023 and added to the forbearance the Company’s failure to deliver to the collateral agent a control agreement.

On May 25, 2023, the Company entered into Amendment No. 2 to Forbearance Agreement (the “Second Amendment”) which extended the forbearance period termination date to June 15, 2023 and removed from the forbearance the Company’s failure to deliver to the collateral agent a control agreement (as moot). No other changes were made to the Financing Agreement.

On June 15, 2023, the Company entered into Amendment No. 3 to Forbearance Agreement (the “Third Amendment”) which extended the forbearance period termination date to July 14, 2023, conditioned on (i) by June 19, 2023, the delivery to MGG of an engagement letter appointing Adrian Frankum of Ankura Consulting Group, LLC (“Ankura”) as special project officer, (ii) by June 30, 2023, the Company causing its financial advisor to deliver to MGG a bottoms-up, step-by-step operational performance improvement plan with a fully integrated financial model, including restructuring options and future capital and liquidity requirements of the Company (the “Transition Plan”), (iii) by July 7, 2023, approval by the Company’s board of directors of the Transition Plan, and (iv) by July 7, 2023, the Company engaging an auditor to provide an IDW-S6 opinion.

On July 14, 2023, the Company entered into Amendment No. 4 to Forbearance Agreement (the “Fourth Amendment”) which extended the forbearance period termination date to July 21, 2023.

On July 21, 2023, the Company entered into Amendment No. 5 to Forbearance Agreement (the “Fifth Amendment”) which extended the forbearance period termination date to July 28, 2023 and added to the forbearance the Company’s failure to meet minimum marketing spend requirements over a twelve month period.

On July 28, 2023, the Company entered into Amendment No. 6 to Forbearance Agreement (the “Sixth Amendment”) which extended the forbearance period termination date to August 4, 2023.

On August 4, 2023, the Company entered into Amendment No. 7 to Forbearance Agreement (the “Seventh Amendment”) which extended the forbearance period termination date to August 11, 2023 and added to the forbearance the Company’s failure to maintain minimum liquidity.

On August 11, 2023, the Company entered into Amendment No. 8 to Forbearance Agreement (the “Eighth Amendment”) which extended the forbearance period termination date to September 1, 2023.

On September 1, 2023, the Company entered into Amendment No. 9 to Forbearance Agreement (the “Ninth Amendment”) which extends the forbearance period termination date to September 8, 2023 and added additional forbearances relating to the minimum liquidity ratio and minimum leverage ratio.

The foregoing description of the Ninth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Ninth Amendment, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 1, 2023, Spark Networks SE (the “Company”) held its annual meeting of stockholders (the “2023 Annual Meeting”). At the 2023 Annual Meeting, the following matters were submitted to the vote of the stockholders, each of which is described in detail in the Company’s definitive proxy statement on Form 14A filed with the U.S. Securities and Exchange Commission on July 21, 2023. The results of voting with respect to each matter voted upon are set forth below.

Proposal 1: Presentation of the adopted annual financial statements, the approved consolidated financial statements and the combined management report of Spark Networks SE and the group for the year ended December 31, 2022. As well as the report of the Administrative Board for the financial year 2022.*
* In accordance with statutory provisions under applicable German law, no resolution by the Annual Meeting is proposed for this proposal no. 1 because the Administrative Board has already approved the adopted annual financial statements as well as the consolidated financial statements for the financial year 2022. Thus, the annual financial statements for the financial year 2022 have been established in accordance with Art. 9 (1) lit. c) ii), Art. 10 SE-Regulation in conjunction with Sec. 172 German Stock Corporation Act*. Therefore, approval of the annual financial statements for the financial year 2022 by the Annual General Meeting is not required, Art. 9 (1) lit. c) ii), Art. 10 SE Regulation in conjunction with Sec. 173 German Stock Corporation Act. For other documents referred to in this proposal no. 1, German statutory law only provides for a general information to the shareholders but no resolution by the Annual Meeting.

Proposal 2: Resolution on the discharge of the Managing Directors for the financial year 2022.

Votes For	Votes Against	Abstentions
804,722	2,205	263,083

This proposal was approved.

Proposal 3: Resolution on the discharge of the members of the Administrative Board for the financial year 2022.

Votes For	Votes Against	Abstentions
804,724	2,205	263,081

This proposal was approved.

Proposal 4: Appointment of the auditor for the financial statements and for the consolidated financial statements for the financial year 2023 as well as for review of interim financial reports and ratification of independent registered public accounting firm.

Votes For	Votes Against	Abstentions
809,602	336	260,072

This proposal was approved.

Proposal 5.1: Resolution on the reduction of size of the Administrative Board of Directors.

Votes For	Votes Against	Abstentions
809,006	934	260,070

This proposal was approved.

Proposal 5.2: Election of the following individuals to the Administrative Board of Directors:

Director Nominee	Votes For	Votes Against	Abstentions
Colleen Birdnow Brown	804,078	5,606	260,326
Adam Schwartz	803,785	5,699	260,526
Joseph E. Whitters	801,851	7,632	260,527
Laura Marcero	804,076	5,608	260,326
Pamela Corrie	803,853	5,606	260,551
Dr. Ulrike Handel	803,418	6,066	260,526

This proposal was approved.

Proposal 5.3: Resolution that Stephen Schatterman shall be elected as an alternate to the Administrative Board of Directors.

Votes For	Votes Against	Abstentions
803,927	4,316	261,767

This proposal was approved.

Proposal 6: Advisory Vote on Executive Compensation.

Votes For	Votes Against	Abstentions
804,007	5,896	260,107

This proposal was approved.

Proposal 7: Resolution on the approval of the remuneration report for the financial year 2022.

Votes For	Votes Against	Abstentions
804,833	4,870	260,307

This proposal was approved.

Proposal 8: Amendment of § 17 of the Articles of Association (Authorization of the Administrative Board of Directors to hold virtual shareholder meetings).

Votes For	Votes Against	Abstentions
805,801	1,132	263,077

This proposal was approved.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 9 to Forbearance Agreement dated as of September 1, 2023, by and among Spark Networks SE, Zoosk, Inc., Spark Networks, Inc. and MGG Investment Group LP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spark Networks SE

Dated: September 7, 2023	By:	/s/ Frederic Beckley
Frederic Beckley
General Counsel & Chief Administrative Officer